Exhibit 99.2

February 18, 2011	Analyst Contact:	Dan Harrison
	Media Contact:	918-588-7950 Megan Washbourne 918-588-7572
ONEOK and ONEOK Partners Announce Management Changes
Realignment Driven by Long-Term Succession Planning

    TULSA, Okla. – Feb. 18, 2011 – ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) today announced a series of executive management changes designed to continue the development of both entities’ executive leadership team and create long-term value for all stakeholders.

    “This management realignment ensures that our next generation of leaders has the skills and experience to lead the continued growth and future success of ONEOK and ONEOK Partners,” said John W. Gibson, vice chairman, president and chief executive officer of ONEOK and chairman, president and chief executive officer of ONEOK Partners. “We are fortunate to have such exceptional leadership from which to draw for these assignments.

    “Our shareholders and unitholders will benefit from the infusion of these talented leaders into their new roles, as they bring fresh ideas and perspectives into different parts of the organization,” Gibson added.

    All changes will be effective March 1, 2011, and include:

   • Pierce H. Norton, 51, will become chief operating officer of ONEOK, reporting to Gibson. Norton will be responsible for the company’s distribution and energy services business segments, as well as the environment, safety and health, and technical services organizations. Norton has been president of ONEOK Distribution Companies since July 2009.

   • Robert F. Martinovich, 53, will become senior vice president, chief financial officer and treasurer of ONEOK and ONEOK Partners, continuing to report to Gibson. He also will be elected to the ONEOK Partners board of directors. Martinovich has been ONEOK’s chief operating officer since July 2009.

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ONEOK and ONEOK Partners Announce Management Changes
Realignment Driven by Long-Term Succession Planning

    • Curtis L. Dinan, 43, will become president – natural gas of ONEOK Partners, responsible for the partnership’s commercial and operational activities in its natural gas gathering and processing and natural gas pipelines segments, reporting to ONEOK Partners Chief Operating Officer Terry K. Spencer. Dinan has been senior vice president, chief financial officer and treasurer of ONEOK and ONEOK Partners since January 2007 and a member of the ONEOK Partners board of directors since October 2007. He will be succeeded on the ONEOK Partners board of directors by Martinovich.

    “Curtis has done an exceptional job as chief financial officer of ONEOK and ONEOK Partners, playing an important leadership role, financing the partnership’s growth over the last four years while maintaining a strong balance sheet,” Gibson said. “His new role as the leader of the partnership’s natural gas business will provide him with important operating experience that will benefit his future development and the company’s continued growth.”

    Other management changes include:

    • Robert S. Mareburger, 49, will become senior vice president, corporate planning and development of ONEOK and ONEOK Partners, responsible for business development, strategic and long-range planning and capital investment, reporting to Gibson. Since July 2009, Mareburger has been president – natural gas of ONEOK Partners.

    • Caron A. Lawhorn, 49, will become president of ONEOK Distribution companies, responsible for the company’s three natural gas utilities – Oklahoma Natural Gas Company, Kansas Gas Service and Texas Gas Service – and will report to Norton. Since July 2009, she has been senior vice president, corporate planning and development of ONEOK and ONEOK Partners.

    In addition, the company announced the following changes in its distribution companies:

    • Gregory A. Phillips, 48, will become president of Oklahoma Natural Gas Company, succeeding Roger N. Mitchell, 59, who’s retiring after almost 33 years with the company. Phillips has been president of Texas Gas Service since July 2008.

    • Kari L. French, 53, will succeed Phillips as president of Texas Gas Service. French has been vice president of administration for Kansas Gas Service since May 2007, responsible for business development, community relations, customer services, facilities, fleet, gas supply, labor relations and transportation services.

Phillips and French will report to Lawhorn.

Photographs of Norton, Martinovich, Dinan, Mareburger, Lawhorn, Phillips, French and Mitchell are available on the ONEOK website.

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ONEOK and ONEOK Partners Announce Management Changes
Realignment Driven by Long-Term Succession Planning

BIOGRAPHICAL INFORMATION

Pierce Norton - Chief Operating Officer, ONEOK, Inc.

    Pierce Norton was president of ONEOK Distribution Companies, which includes Kansas Gas Service Company, Oklahoma Natural Gas Company and Texas Gas Service Company from July 2009 until March 2011. He began his natural gas industry career in 1982 at Delhi Gas Pipeline, a subsidiary of Texas Oil and Gas Corporation. Norton later worked for American Oil and Gas and KN Energy. In 2002, he was named president of Bear Paw Energy, which is now a subsidiary of ONEOK Partners. An Alabama native, Norton earned a Bachelor of Science degree in mechanical engineering in 1982 from the University of Alabama in Tuscaloosa. He is also a graduate of the advanced management program at Harvard Business School.

Rob Martinovich – Senior Vice President, Chief Financial Officer and Treasurer, ONEOK, Inc. and ONEOK Partners, L.P.

    Rob Martinovich was chief operating officer for ONEOK, responsible for the company’s distribution and energy services operating segments from July 2009 until March 2011. He joined ONEOK in 2007 as president of ONEOK Partners' natural gas gathering and processing segment. Prior to joining ONEOK, he held a variety of executive management positions for DCP Midstream, LLC since joining the company in 2000. Previously, he was senior vice president of GPM Gas Corporation, the natural gas gathering, processing and marketing division of Phillips Petroleum Company, holding a variety of marketing, financial and operational leadership roles. Martinovich joined Phillips in 1980 and held various engineering, sales and marketing positions in the research and development and the plastics divisions of Phillips, and also served on the company's corporate planning and development staff. He earned a Bachelor of Science degree in chemical engineering in 1980 from the University of Notre Dame in South Bend, Indiana. He is also a graduate of the advanced management program at Harvard Business School.

Curtis Dinan – President – Natural Gas of ONEOK Partners, L.P.

    Curtis Dinan was senior vice president, chief financial officer and treasurer for ONEOK and ONEOK Partners from January 2007 until March 2011 and a member of the ONEOK Partners Board of Directors from October 2007 until March 2011. He joined ONEOK in February 2004 as vice president and chief accounting officer, after being an audit partner with both Arthur Andersen LLP and Grant Thornton LLP. A Missouri native, Dinan earned Bachelor of Arts degrees in accounting and business administration in 1989 from Drury University in Springfield, Mo. He is also a graduate of the advanced management program at Harvard Business School.

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ONEOK and ONEOK Partners Announce Management Changes
Realignment Driven by Long-Term Succession Planning

Bob Mareburger – Senior Vice President, Corporate Planning and Development, ONEOK, Inc. and ONEOK Partners, L.P.

    Bob Mareburger was president – natural gas of ONEOK Partners, responsible for the partnership’s two natural gas segments – gathering and processing, and pipelines from July 2009 until March 2011. Prior to that, he was vice president and chief information officer, having joined ONEOK in that position in 2007. In 1991, Mareburger joined CITGO Petroleum Corp. in Tulsa where he served as general manager of information technology and chief information officer from 1999 until 2006. Prior to joining CITGO, he spent several years at Andersen Consulting, now Accenture. An Oklahoma native, Mareburger earned a Bachelor of Science degree in petroleum engineering in 1984 and a Master of Business Administration degree in 1986 from the University of Oklahoma.

Caron Lawhorn – President, ONEOK Distribution Companies

    Caron Lawhorn was senior vice president of corporate planning and development for ONEOK and ONEOK Partners from July 2009 to March 2011, responsible for business development, strategic and long-range planning and capital investment. She was named senior vice president and chief accounting officer of ONEOK in 2007 and ONEOK Partners in 2008. Previously, she was senior vice president – financial services and treasurer for ONEOK. She joined the company in 1998 as manager – auditing, after serving as a senior manager at KPMG and chief financial officer for Emergency Medical Services Authority in Tulsa.  A certified public accountant, Lawhorn earned her Bachelor of Science degree in business administration in 1983 from the University of Tulsa, where she was named an outstanding alumna in the college of business. She is also a graduate of the advanced management program at Harvard Business School.

Greg Phillips – President of Oklahoma Natural Gas

    Greg Phillips was president of Texas Gas Service from July 2008 until March 2011. Prior to becoming president of the utility, he was a vice president of Texas Gas Service for five years and previously vice president of natural gas supply in the company’s gathering and processing business in Tulsa. He joined ONEOK in 1986 as an engineer trainee for Oklahoma Natural Gas. Born in Washington, D.C., Phillips earned a Bachelor of Science degree in petroleum engineering in 1985 from the University of Tulsa.

Kari French – President of Texas Gas Service

    Kari French was vice president of administration for Kansas Gas Service from May 2007 until March 2011, responsible for business development, community relations, customer service, facilities, fleet, natural gas supply, labor relations and transportation services. She joined Kansas Gas Service in 2005 as the manager of human resources. A native of Colorado, French earned a Bachelor of Arts degree in psychology in 2001 from William Jewell College in Liberty, Mo., and a Master of Science degree in counseling psychology in 2005 from Avila University in Kansas City, Mo.

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ONEOK and ONEOK Partners Announce Management Changes
Realignment Driven by Long-Term Succession Planning

Roger Mitchell – Retiring President of Oklahoma Natural Gas Company

    Roger Mitchell will retire as president of Oklahoma Natural Gas Company in March 2011. Before assuming that role in July 2008, he served as president of Texas Gas Service Company from 2003 to 2008. Mitchell joined Oklahoma Natural Gas Company in 1978 and held a number of positions in distribution operations and customer service, including vice president of the eastern region, district customer service manager and Ponca City, Okla., area manager. He also held ONEOK staff positions, including manager of communications and advertising, and manager of corporate responsibility. A native of Muskogee, Okla., Mitchell earned a Bachelor of Arts degree in journalism in 1973 from the University of Oklahoma in Norman, where he also did post-graduate studies. He is also a graduate of the executive development program of the University of Colorado in Boulder.

LINK TO PHOTOS
http://www.oneok.com/Newsroom/PhotoDownload/photodownloadq3fo5r.aspx

ONEOK, Inc. (NYSE: OKE) is a diversified energy company. We are the general partner and own 42.8 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than two million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 42.8 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the websites at www.oneokpartners.com or www.oneok.com.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. The forward-looking statements relate to our anticipated financial performance, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.

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